Exhibit 99.1

Pathward Appoints Greg Sigrist as Next Chief Financial Officer

SIOUX FALLS, S.D. – Oct. 5, 2023 – Pathward Financial, Inc. (Nasdaq: CASH) today announced that Greg Sigrist has been appointed executive vice president (“EVP”), chief financial officer (“CFO”) - designee, beginning Nov. 1, 2023. Immediately after the filing of the Company’s Form 10-K for fiscal year 2023, Mr. Sigrist will transition to EVP, CFO, when he will succeed Glen Herrick, who will remain with the Company to aid in the transition and other projects until his retirement on December 31, 2023.

“Greg has a broad, rich background that made him an excellent addition to the Pathward team. With over 20 years of banking experience, he has demonstrated solid leadership skills and significant financial and business acumen through multiple public company CFO roles. Greg’s expertise in strategy development, execution, and generating long term shareholder value will help Pathward on its path to delivering on its three strategic initiatives of optimizing the interest-earning portfolio, optimizing the deposit mix, and driving operating leverage,” said Brett Pharr, chief executive officer of Pathward Financial, Inc.

He continued, “On behalf of the Board of Directors and the entire team at Pathward, I want to thank Glen again for all that he has done over the last ten years. We truly appreciate his immeasurable contributions to the Company, including growing net income from $13 million in fiscal 2013 to $156 million in fiscal year 2022. He also helped lead the Company on an extraordinary evolution from a community bank to a diversified, entrepreneurial driven bank that included five acquisitions, the disposition of the community bank and the rebranding. Most recently, Glen continued to support us by postponing his retirement while we held a search for a new CFO and will be staying through the end of calendar year 2023 to ensure a smooth transition.”

Mr. Sigrist joins the Company after serving as EVP and CFO of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank for the past three years. Before joining Metropolitan, he served as the EVP and CFO of Columbia Banking System, Inc., from June 2018 until February 2020. Mr. Sigrist also spent 12 years with Morgan Stanley as a managing director in a number of senior financial roles, including CFO of Morgan Stanley Bank, N.A. from 2014 to early 2018. Prior to that, he served for five years as Vice President, Corporate Accounting Policy/M&A Finance with Citigroup. Mr. Sigrist built the foundation of his career spending 12 years between Ernst & Young and McGladrey & Pullen in senior auditing roles of financial services clients, including regional and community banks. Mr. Sigrist received a B.S. in Accounting with University Honors from Illinois State University and is a Certified Public Accountant.

Forward-Looking Statements

This release includes forward-looking statements within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering, the Exchange Offer and other matters. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “plan,” “project,” “believe,” “expect,” “continue,” “will,” “anticipate,” “intend,” “would,” “estimate,” target,” “potential,” or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements, including those with respect to Pathward delivering on strategic initiatives, are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our SEC filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of Pathward or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Pathward Financial, Inc.

Pathward Financial, Inc. (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion for all. Through our subsidiary, Pathward®, N.A., we strive to increase financial availability, choice, and opportunity across our Banking as a Service and Commercial Finance business lines. These strategic business lines provide end-to-end support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Investor Relations Contact:

Darby Schoenfeld, CPA

SVP, Investor Relations

877-497-7497

investorrelations@pathward.com

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